Exhibit 99.1

Press Release

AuthenTec Reports Fourth Quarter and Full Year 2010 Financial Results

MELBOURNE, Fla., March 10, 2011 -- AuthenTec (NASDAQ:AUTH), a leading provider of security and identity management solutions, today reported financial results for the fourth quarter and full year ended December 31, 2010.

Fourth Quarter and 2010 Highlights:

•	Consolidated quarterly revenue of $14.5 million, up 42 percent over the prior quarter

•	Smart Sensor revenue grew 63 percent sequentially

•	Embedded Security revenue grew 11 percent over prior quarter

•	Full year 2010 revenue increased 31 percent to $44.7 million over fiscal year 2009

Revenue for the fourth quarter of 2010 was $14.5 million, which was within the Company’s guidance of $14.0 million to $15.2 million.  Fourth quarter revenue included $9.9 million from Smart Sensor Solutions (SSS), including the first full quarter of UPEK revenue, and $4.6 million from Embedded Security Solutions (ESS).  This compares to revenue of $10.2 million in the third quarter of 2010 consisting of $6.1 million of SSS revenue, which included one month of UPEK revenue, and $4.2 million of ESS revenue.

Revenue for the full fiscal year 2010 increased 31 percent to $44.7 million, compared to fiscal year 2009 revenue of $34.1 million.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), consolidated net loss for the fourth quarter of 2010 was $17.7 million, or $0.48 per diluted share, which includes a $7.1 million note settlement charge related to the note issued in connection with the UPEK acquisition.  The charge resulted from a difference between the initial fair value of the note and the fair value of the shares of AuthenTec’s common stock issued to satisfy the promissory note. The fourth quarter net loss also includes $2.0 million in restructuring and impairment-related charges and $3.0 million in other costs which include acquisition, integration and legal expenses.  This compares to a GAAP net loss of $11.5 million, or $0.37 per diluted share, in the third quarter of 2010 and a GAAP net loss of $3.0 million, or $0.10 per diluted share, in the fourth quarter of 2009.

GAAP gross margin in the fourth quarter was 47.2 percent, compared to 50.5 percent in the third quarter of 2010 and 45.5 percent in the fourth quarter of 2009.  The sequential decline in gross margin was due to a higher mix of revenue from the Smart Sensor segment that included the first full quarter of UPEK revenue.  Total operating expenses on a GAAP basis were $17.7 million, compared to $16.8 million in the third quarter of 2010 and $6.8 million in the fourth quarter of 2009.  Operating expenses in the fourth quarter of 2010 included severance, legal and other costs related to the restructuring and costs related to the integration of UPEK.  A reconciliation of fourth quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the fourth quarter of 2010 was $3.8 million, or $0.10 per diluted share, which was within the Company’s guidance of a loss of $0.10 to $0.13 per share.  Non-GAAP results exclude certain legal and other costs, including those associated with the UPEK transaction, as well as stock-based compensation and the amortization of acquired intangible assets.  The fourth quarter loss compares to a non-GAAP loss of $3.6 million, or $0.11 per diluted share, in the third quarter of 2010 and a non-GAAP net loss of $1.7 million, or $0.06 per diluted share, in the fourth quarter of 2009.

Non-GAAP gross margin in the fourth quarter was 51.4 percent, compared to 59.4 percent in the third quarter of 2010 and 46.1 percent in the fourth quarter of 2009.  The sequential decrease in gross margin was due to the higher mix of revenue from Smart Sensors segment, reflecting the first full quarter of UPEK.

Total operating expenses on a non-GAAP basis were $11.4 million, compared to $9.5 million in the third quarter of 2010 and $5.6 million in the fourth quarter of 2009.  The sequential increase in operating expenses reflect the first full quarter of expenses from the acquired UPEK business, which were partially offset by lower general and administrative expenses in the quarter.

As of December 31, 2010, AuthenTec had approximately $31.8 million in cash and investments and no debt, compared to $36.1 million in cash and investments at the end of the third quarter of 2010.

Business Update:

“2010 was a pivotal year for AuthenTec with the completion of two strategic transactions that significantly advanced our transition to a complete solutions provider for security and identity management.  Our year was further highlighted by the achievement of over 30 percent annual revenue growth.  The fourth quarter represented our first full quarter with UPEK, and we recorded sequential revenue growth in both our SSS and ESS business segments and across all four product lines,” said AuthenTec CEO Larry Ciaccia. “Also during the quarter, we essentially completed our integration of UPEK, which is now part of our Smart Sensor Solutions business.  Following the recommendation of our Board of Directors and management team, our shareholders overwhelmingly approved the issuance of approximately 8 million shares to satisfy the promissory note related to the UPEK transaction.  Our team has done an outstanding job of consolidating UPEK’s products, manufacturing operations and organization, and we remain on track to achieve at least $10.0 million in annualized cost synergies in 2011. The integration of UPEK complements our previous acquisition of SafeNet’s Embedded Security business, which together have strategically transformed AuthenTec into a stronger and more complete security and identity solutions provider.

“More recently, we expanded our relationship with two leading PC OEMs, HP and Lenovo.  For HP, we recently began delivering identity management software called HP SimplePass 2011, which is being pre-installed in multiple new HP consumer notebook models. Later this year, we expect HP SimplePass will be available on all of HP’s fingerprint-enabled consumer notebooks.  This software developed by AuthenTec enhances the fingerprint sensor user experience and connects HP notebook users to an online store that offers software, applications and products offered by both AuthenTec and our partners.  In February, we jointly announced with Lenovo and RSA the introduction of a series of new Lenovo ThinkPad notebooks targeting business and government users.  These notebooks utilize our TCS5 smart fingerprint sensor, which is integrated with RSA’s SecurID® algorithm to replace hardware tokens with the simple swipe of a finger.

“In our wireless business, we achieved double-digit revenue growth over the prior quarter, and total sales grew more than 90 percent in 2010.  During the fourth quarter we commenced volume sensor shipments to support a new Motorola Android smartphone that has been well received following its high-profile launch at CES in January.  This award-winning phone, which integrates our AES1750 smart sensor, went on sale with AT&T in February, and we expect this design win to generate material revenue for AuthenTec in 2011.  Furthermore, we have also secured design wins for Android and non-Android based smartphones with Fujitsu that we expect to ship in 2011. We continue to believe that our wireless business is a large growth opportunity for the Company, and we remain actively engaged with multiple handset OEMs on new and innovative programs.

“Our Embedded Security business posted another strong quarter with sequential revenue growth and profitability.  During the quarter we signed several licensing deal with a major networking infrastructure providers who will be integrating our QuickSecTM toolkit for securing communication channels with IPsec.  We also continue to win business at key accounts with our digital rights management (DRM) offering, including recent handset designs with Pantech and Alcatel among others.  We plan to further expand our DRM solutions in the coming quarters in an effort to capitalize on opportunities with multiple carriers and content providers that offer mobile download services.”

Business Outlook:

Mr. Ciaccia concluded, “We expect first quarter revenue to increase sequentially to a range of between $15.0 million and $16.0 million. Non-GAAP operating expenses for the first quarter are expected to be between $10.5 million and $11.0 million, reflecting the initial benefits from the o cost synergies resulting from our acquisition of UPEK.  Non-GAAP net loss per diluted share is expected to improve to a range of between $0.07 and $0.09. Shares used to calculate non-GAAP EPS for the first quarter are anticipated to be approximately 43.6 million. With our integration of UPEK effectively complete, we are now focused on driving growth across our entire business in 2011 by expanding our product offerings, securing additional design wins and leveraging our acquired assets and technology.”

Fourth Quarter and 2010 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its fourth quarter and full year 2010 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, March 10, 2011.  Investors and analysts may join the conference call by dialing 866-271-6130 and providing the participant pass code 12276738.  International callers may join the teleconference by dialing +1-617-213-8894 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and remain available until midnight ET on Thursday, March 17, 2011.  The U.S. replay number is 888-286-8010, with a confirmation code of 21423199. International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our expectations that the Company will be able to capitalize on synergistic opportunities between our ESS and Smart Sensor businesses, design wins resulting in new product shipments and the timing and volume of such shipments and revenue, receiving fingerprint sensor revenue from 9 of the top 10 PC OEMs next year as well as several wireless manufacturers,  generating our first TrueSuite software revenues based on as many as six PC OEMs we now count as future customers, revenue, operating expenses and net loss for the third quarter, growth in Smart Sensor revenue in the fourth quarter and growth in 2011.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec is the world’s #1 provider of fingerprint sensors, identity management software, and embedded security solutions.   AuthenTec solutions address enterprise, consumer and government applications for a growing base of top tier global customers.  Already shipped on hundreds of millions of devices, the Company's smart sensor products, software and embedded security solutions are used virtually everywhere, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs.  For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact:	Media Contact:
Leanne K. Sievers	Brent Dietz
Executive Vice President, Investor Relations	Director of Communications
Shelton Group Investor Relations	AuthenTec
+1-949-224-3874	+1-321-308-1320
lsievers@sheltongroup.com	brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1
	Three months ended			Twelve months ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2010	2010	2010	2010	2010

Revenue	$14,538	$10,232	$8,315	$44,667	$34,066

Cost of revenue	7,679	5,068	4,533	22,683	18,369

Gross profit	6,859	5,164	3,782	21,984	15,697
	47.2%	50.5%	45.5%	49.2%	46.1%
Operating expenses:
Research and development	6,661	5,314	3,400	20,703	14,491
Selling and marketing	4,887	3,324	1,815	13,783	7,649
General and administrative	4,124	4,039	1,570	13,189	6,930
Litigation dismissal	-	4,141	-	4,141	4,348
Restructuring and impairment related charges	1,983	-	-	1,983	-
Total operating expenses	17,655	16,818	6,785	53,799	33,418

Operating loss	(10,796)	(11,654)	(3,003)	(31,815)	(17,721)

Other income (expense):
Impairment on investments	-	-	(19)	-	(47)
Note settlement charge	(7,073)	-	-	(7,073)	-
Earnout adjustment	-	-	-	729	-
Other income (expenses)	100	(190)	-	(80)	-
Interest income	28	40	49	152	365
Total other income (expense), net	(6,945)	(150)	30	(6,272)	318

Provision for income taxes	(24)	(286)	-	(247)	-

Net Loss	$(17,717)	$(11,518)	$(2,973)	$(37,840)	$(17,403)

Net loss per share:
Basic	$(0.48)	$(0.37)	$(0.10)	$(1.19)	$(0.61)
Diluted	$(0.48)	$(0.37)	$(0.10)	$(1.19)	$(0.61)

Shares used in computing net loss per common share:
Basic	36,683	31,503	28,685	31,813	28,663
Diluted	36,683	31,503	28,685	31,813	28,663

	Three months ended			Twelve months ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2010	2010	2010	2010	2010
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	69	67	55	250	254
Research and development	219	246	254	867	954
Selling and marketing	244	258	216	950	957
General and administrative	61	521	209	1,029	1,034
Costs related to reduction in workforce
Research and development	-	-	-	-	141
Selling and marketing	-	-	38	415	178
General and administrative	-	1,016	-	1,016	3
Legal and acquisition related costs
Selling and marketing	203	-	-	203	-
General and administrative	2,741	5,035	468	9,713	4,816
Other income (expense)	7,073	-	-	7,073	-
Provision for income taxes	(34)	(347)	-	(381)	-
Amortization of purchased tangible and intangible assets
Cost of revenue	454	847	-	1,681	-
Research and development	75	62	24	234	46
Selling and marketing	777	197	-	1,129	-

Impairment of fixed assets
Cost of revenue	95	-	-	95	-

Restructuring and impairment related charges	1,983	-	-	1,983	-
Impairment on investments	-	-	19	-	47
Earnout adjustment	-	-	-	(729)	-

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2
	Three months ended			Twelve months ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2010	2010	2010	2010	2010
Net loss on GAAP basis:	$(17,717)	$(11,518)	$(2,973)	$(37,840)	$(17,403)
Stock-based compensation expense	593	1,092	734	3,096	3,199
Costs related to reduction in workforce	-	1,016	38	1,431	322
Legal and acquisition related costs	2,944	5,035	468	9,916	4,816
Amortization of purchased tangible and intangible assets	1,306	1,106	24	3,044	46
Impairment of fixed assets	95	-	-	95	-
Restructuring and impairment related charges	1,983	-	-	1,983	-
Note settlement charge	7,073	-	-	7,073	-
Earnout adjustment	-	-	-	(729)	-
Impairment on investments	-	-	19	-	47
Tax provision	(34)	(347)	-	(381)	-
Net loss on non-GAAP basis:	$(3,757)	$(3,616)	$(1,690)	$(12,312)	$(8,973)

Non-GAAP basic earnings per share	$(0.10)	$(0.11)	$(0.06)	$(0.39)	$(0.31)
Non-GAAP diluted earnings per share	$(0.10)	$(0.11)	$(0.06)	$(0.39)	$(0.31)

	Three months ended			Twelve months ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2010	2010	2010	2010	2010
Gross profit on GAAP basis:	$6,859	$5,164	$3,782	$21,984	$15,697
Stock-based compensation expense	69	67	55	250	254
Amortization of purchased tangible and intangible assets	454	847	-	1,681	-
Impairment of fixed assets	95	-	-	95	-
Gross profit on non-GAAP basis:	$7,477	$6,078	$3,837	$24,010	$15,951

Non-GAAP gross margin	51.4%	59.4%	46.1%	53.8%	46.8%

	Three months ended			Twelve months ended
	December 31, 2010	October 1, 2010	January 1, 2010	December 31, 2010	January 1, 2010
Operating expenses on GAAP basis:	$17,655	$16,818	$6,785	$53,799	$33,418
Stock-based compensation expense	(524)	(1,025)	(679)	(2,846)	(2,945)
Costs related to reduction in workforce	-	(1,016)	(38)	(1,431)	(322)
Legal and acquisition related costs	(2,944)	(5,035)	(468)	(9,916)	(4,816)
Restructuring and impairment related charges	(1,983)	-	-	(1,983)	-
Amortization of purchased tangible and intangible assets	(852)	(259)	(24)	(1,363)	(46)
Operating expenses on non-GAAP basis:	$11,352	$9,483	$5,576	$36,260	$25,289

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	December 31,	January 1,
	2010	2010
Assets
Current assets
Cash and cash equivalents	$13,280	$27,482
Short-term investments	15,176	24,893
Accounts receivable, net of allowances of $150 and $5, respectively	9,678	3,208
Inventory	5,460	2,245
Other current assets	1,993	1,123
Total current assets	45,587	58,951
Long-term investments	3,323	3,173
Purchased intangible assets	24,033	998
Goodwill	2,729	-
Other long-term assets	-	9
Property and equipment, net	4,430	3,048
Total assets	$80,102	$66,179

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,907	$2,458
Accrued compensation and benefits	3,640	920
Deferred revenue	4,678	42
Accrued litigation related legal fees	1,802	-
Other accrued liabilities	4,002	2,418
Total current liabilities	21,126	5,838
Deferred rent	546	514
Total liabilities	21,575	6,352

Stockholders’ equity
Common stock	436	287
Additional paid-in capital	189,205	153,063
Other comprehensive income (loss)	54	(195)
Accumulated deficit	(131,168)	(93,328)
Total stockholders’ equity	$58,527	$59,827
Total liabilities and stockholders’ equity	$80,102	$66,179